- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/X/  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             CARDINAL HEALTH, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             CARDINAL HEALTH, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:

/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                              [Cardinal Bird Logo]


                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 8, 1994

                            ------------------------

     Notice is hereby given that the Annual Meeting of Shareholders of Cardinal Health, Inc., an Ohio corporation (the "Company"), will be held at the Company's corporate offices at 655 Metro Place South, 4th Floor, Dublin, Ohio, on Tuesday, November 8, 1994, at 9:00 a.m. Eastern Time, for the following purposes:

     1. To elect four Directors, each to serve for a term of three years and until his successor is duly elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record on September 26, 1994, are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     By Order of the Board of Directors.

                                            GEORGE H. BENNETT, JR., Secretary

October 14, 1994

     SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                              [Cardinal Bird Logo]

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Cardinal Health, Inc., an Ohio corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Tuesday, November 8, 1994, at the Company's corporate offices at 655 Metro Place South, 4th Floor, Dublin, Ohio, at 9:00 a.m. Eastern Time and at any adjournment or postponement thereof. This statement and the accompanying proxy, together with the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1994, are first being sent to shareholders on or about October 14, 1994.

     The close of business on September 26, 1994, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. At that date, the Company had outstanding 41,438,545 common shares, without par value ("Class A Common Shares"), and 203,191 Class B common shares, without par value ("Class B Common Shares"). Holders of Class A Common Shares are entitled to one vote per share for the election of Directors and upon all matters on which shareholders are entitled to vote. Holders of Class B Common Shares are entitled to one-fifth of one vote per share in the election of Directors and upon all matters on which shareholders are entitled to vote.

     The address of the Company's principal executive offices is 655 Metro Place South, Suite 925, Dublin, Ohio 43017.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of fourteen members, divided into two classes of five members each and a third class of four members. The Company's Restated Code of Regulations, as amended, provide that the number of Directors may be increased or decreased by action of the Board of Directors upon the majority vote of the Board, but in no case shall the number of Directors be fewer than nine or more than fourteen without an amendment approved by the affirmative vote of the holders of not less than 75% of the shares having voting power with respect to that proposed amendment. At the meeting, Class A Common Shares and Class B Common Shares (collectively, "Common Shares") represented by proxies, unless otherwise specified, will be voted for the election of the four nominees hereinafter named, each to serve for a term of three years and until his successor is duly elected and qualified. If, by reason of death or other unexpected occurrence, any one or more of the nominees should not be available for election, the proxies will be voted for the election of such substitute nominee(s) as the Board of Directors may propose. Proxies may not be voted at the annual meeting for a greater number of persons than the four nominees named in this proxy statement, although additional nominations may be made by shareholders at the meeting.

     If notice in writing is given by any shareholder to the President, a Vice-President or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting that he desires that the voting for election of Directors be cumulative, and if an announcement of the giving of such notice is made upon the convening of such meeting by the Chairman or Secretary, or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses at such election and to give one nominee a number of votes equal to the number of Directors to be elected multiplied by the number of shares he holds (or, in the case of Class B Common Shares, multiplied by one fifth of the number of shares he holds), or to distribute his votes on the same basis among two or more nominees, as he sees fit. If voting for the election of Directors is cumulative, the persons named in the enclosed proxy will vote the shares represented thereby and by other proxies held by them so as to elect as many of the four nominees named below as possible.

     Listed below are the names of each person nominated for election as a Director of the Company (each is currently a Director of the Company), and of the Directors of the Company whose terms of office will continue after the meeting, their principal occupations, other directorships (which are shown parenthetically), ages, the year in which each first became a Director of the Company or the Company's predecessor in interest, and the year in which each such Director's term as a Director will expire:

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                              DIRECTOR      TERM
          NAME            AGE             PRINCIPAL OCCUPATION(1)              SINCE      EXPIRES
- - ------------------------- ---    ------------------------------------------   --------    --------
John F. Finn............. 46     Chairman and Chief Executive Officer of        1994        1994
                                 Gardner Inc., an outdoor power equipment
                                 distributor.
John F. Havens........... 67     Retired Chairman and Director Emeritus of      1979        1994
                                 Banc One Corporation, a bank holding
                                 company (Worthington Industries, Inc.).
L. Jack Van Fossen....... 57     President and Chief Executive Officer of       1983        1994
                                 Red Roof Inns, Inc., a lodging company
                                 (The Scotts Company).
Robert D. Walter (2)..... 49     Chairman and Chief Executive Officer of        1971        1994
                                 the Company (Banc One Corporation,
                                 Columbia/HCA Healthcare Corporation).

          DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING

                                                                              DIRECTOR      TERM
          NAME            AGE             PRINCIPAL OCCUPATION(1)              SINCE      EXPIRES
- - ------------------------- ---    ------------------------------------------   --------    --------
Mitchell J. Blutt, M.D.   37     Executive Partner of Chemical Venture          1994        1996
  (3)....................        Partners, an investment partnership which
                                 is the general partner of Chemical Equity
                                 Associates (Hanger Orthopedic Group, Inc.
                                 and Cyberonics, Inc.).
Robert L. Gerbig......... 49     President and Chief Executive Officer of       1975        1995
                                 Gerbig, Snell/Weisheimer & Associates,
                                 Inc., an advertising agency.
Michael S. Gross (3)..... 33     Vice President of Apollo Capital               1994        1996
                                 Management, Inc., which is the general
                                 partner of Apollo Advisors, L.P., the
                                 general partner of Apollo Investment Fund,
                                 L.P. and AIF II, L.P., securities
                                 investment funds (Buster Brown Apparel,
                                 Inc., Interco Incorporated, Hills Stores,
                                 Inc. and Cole National Corp.).
James L. Heskett......... 61     Professor, Harvard University Graduate         1982        1996
                                 School of Business Administration
                                 (Equitable of Iowa Companies).
John C. Kane (2)......... 54     President and Chief Operating Officer of       1993        1996
                                 the Company.

                                                                              DIRECTOR      TERM
          NAME            AGE             PRINCIPAL OCCUPATION(1)              SINCE      EXPIRES
- - ------------------------- ---    ------------------------------------------   --------    --------
George R. Manser......... 63     Chairman of Uniglobe Travel (Capital           1977        1995
                                 Cities) Inc., a travel planning services
                                 company (AmeriLink Corporation and State
                                 Auto Financial Corporation).
John B. McCoy............ 51     Chairman and Chief Executive Officer of        1987        1996
                                 Banc One Corporation, a bank holding
                                 company (Banc One Corporation, Federal
                                 Home Loan Mortgage Corporation, Tenneco
                                 Incorporated and Ameritech Corporation).
Michael E.                61     Partner, Baker & Hostetler, a law firm.        1971        1995
  Moritz(2)(4)...........
Jerry E. Robertson....... 61     Retired Executive Vice President of the        1991        1995
                                 Life Sciences Sector and Corporate
                                 Services of Minnesota Mining and
                                 Manufacturing Company, a manufacturer of
                                 industrial commercial, health care and
                                 consumer products (Manor Care, Inc.,
                                 Allianz Life Insurance Company of North
                                 America, Coherent, Inc., Haemonetics
                                 Corporation, Life Technologies, Inc. and
                                 Steris Corporation).
Melburn G. Whitmire(2)... 55     Vice Chairman of the Company.                  1994        1995

- - ---------------

(1) Each of the above Directors, except Messrs. Gross, Kane, Manser, Van Fossen, and Whitmire, either has had the positions shown or has had other executive positions with the same employer for more than five years. Mr. Gross was, prior to joining Apollo Capital Management, Inc. in 1990, an associate of Drexel Burnham Lambert, Incorporated, an investment banking firm. Mr. Kane, prior to joining the Company in February 1993, was employed by Abbott Laboratories, a pharmaceutical and health care products manufacturer, where he served most recently as president of the Ross Laboratories Division. Mr. Manser, prior to his retirement in June 1994, was a director and Chairman of the Board of North American National Corporation, an insurance holding company. Mr. Van Fossen, prior to his resignation in June 1988, was the President and Chief Executive Officer of Chemlawn Corporation, a lawn care company, and pursued private investment interests until his appointment to his position with Red Roof Inns, Inc. in May 1991. Mr. Whitmire was named to his additional post as Vice Chairman of the Company in February 1994 following the Company's merger with Whitmire Distribution Corporation, while retaining his title as Chairman, President, and Chief Executive Officer of Whitmire.

(2) Messrs. Kane, Walter and Whitmire are officers and directors of various subsidiaries of the Company. Mr. Moritz served as an officer of various subsidiaries of the Company from the formation of the Company in 1979 to July 1994.

(3) See footnote 14 on page 8 of this Proxy Statement for discussion of an arrangement pursuant to which Dr. Blutt and Mr. Gross were elected to the Board of Directors.

(4) Baker & Hostetler served as outside counsel to the Company and its subsidiaries during the fiscal year ended June 30, 1994, and is serving as outside counsel during the current fiscal year.


     Five meetings of the Company's Board of Directors were held during the fiscal year ended June 30, 1994. Each Director, other than Messrs. Gross, Van Fossen and Dr. Heskett, attended 75% or more of the meetings of the Board and Board committees on which he served.

     Messrs. Manser, Moritz, Walter and Whitmire are the current members of the Board's Executive Committee, which is empowered to exercise all powers and perform all duties of the Board of Directors when the Board is not in session other than the authority to fill vacancies among the Directors or in any committee of the Directors. The Executive Committee met two times during the last fiscal year and acted numerous times by written action without a meeting pursuant to Ohio law.

     Messrs. Gross, Manser, Moritz, Van Fossen and Dr. Robertson are the current members of the Board's Audit Committee, which is empowered to exercise all powers and authority of the Board of Directors with respect to the Company's annual audit, accounting policies, financial reporting and internal controls. The Audit Committee met four times during the last fiscal year.

     Messrs. Finn, Havens, McCoy and Dr. Heskett are the current members of the Board's Compensation Committee, which is empowered to exercise all powers and authority of the Board of Directors with respect to compensation of the employees of the Company, sales to employees of stock in the Company, or grants to employees of options to purchase stock in the Company. The Compensation Committee met six times during the last fiscal year and acted several times by written action without a meeting pursuant to Ohio law.

     The Company's Board of Directors does not have a nominating committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BUSINESS TRANSACTIONS

     A property which includes parts of the Company's former Columbus food distribution center is leased by the Company from a limited partnership in which the general partner is Mr. Walter and the limited partners include certain shareholders and directors of the Company or their affiliates. The Company has subleased this property to third parties at rentals substantially in excess of the rentals it is required to pay. The initial term of the Company's lease expired February 29, 1984, and the lease is currently in its second ten-year renewal term. The Company has options to renew the lease for two additional ten-year terms. The rent payable by the Company is $92,000 per annum during each of the first two renewal terms, and the fair rental value of the premises during each of the last two renewal terms. The Company has a first-refusal option to purchase the premises in the event the lessor proposes to sell the premises to a third party.

     In the opinion of management, the transaction described above is on terms at least as favorable as could be obtained from unaffiliated third parties.

TRANSACTIONS IN CONNECTION WITH THE WHITMIRE MERGER

  Company Common Shares Issued in the Merger

     As a result of the Company's merger with Whitmire Distribution Corporation in February 1994 (the "Whitmire Merger"), the persons listed in the table below received either Class A Common Shares or Class B Common Shares of the Company in exchange for Whitmire common stock or Whitmire class B common stock (including Whitmire stock acquired upon the exercise of warrants):

                                                           CLASS A          CLASS B
                                                        COMMON SHARES    COMMON SHARES
                                                        -------------    --------------
        Melburn G. Whitmire..........................       672,801           -0-
        Gary E. Close................................       167,000           -0-
        James E. Clare...............................        62,625           -0-
        Apollo Investment Fund, L.P. (1)(2)..........     3,333,921           -0-
        Chemical Equity Associates (1)(2)............       290,428        2,971,375

- - ---------------

(1) At the time of the Whitmire Merger, the Whitmire stock was held of record by M.D. Investors, L.P. ("MD"), a limited partnership whose general partner was Apollo Investment Fund, L.P. ("Apollo") and whose limited partner was Chemical Equity Associates ("CEA"). The Class B Common Shares are convertible into Class A Common Shares, on a one-for-one basis, only under the circumstances set forth in the Company's Amended and Restated Articles of Incorporation, as amended. Shortly following the Whitmire Merger, MD was dissolved and the Common Shares of the Company issued in the Whitmire Merger were distributed to MD's partners. The numbers shown in the table above reflect the Common Shares held by Apollo and CEA following the dissolution of MD.

(2) In September 1994, in connection with an underwritten public offering in which the Company and certain shareholders of the Company sold an aggregate of 8,050,000 Class A Common Shares (the "Public Offering"): (i) Apollo sold 2,768,184 Class A Common Shares; and (ii) immediately following the conversion of 2,768,184 Class B Common Shares into Class A Common Shares, CEA sold such


    Class A Common Shares. Immediately following completion of the Public Offering, Apollo held 565,737 Class A Common Shares, and CEA held 290,428 Class A Common Shares and 203,191 Class B Common Shares.

  Conversion of Options

     In connection with the Whitmire Merger, options to purchase Whitmire common stock were automatically converted into options to purchase a number of Class A Common Shares equal to the number of shares of Whitmire common stock issuable immediately prior to the Whitmire Merger multiplied by the exchange ratio used for the Whitmire Merger. Accordingly, options to purchase Whitmire common stock held by Messrs. Whitmire, Close and Clare were converted into options to purchase Class A Common Shares of the Company ("Cardinal Exchange Options") at exercise prices ranging from less than $.01 to $2.20 per share as follows: Mr. Whitmire -- 532,333 shares; Mr. Close --146,125 shares; Mr. Clare -- 52,187 shares. In connection with the Public Offering, Messrs. Whitmire, Close and Clare exercised options to purchase 375,000, 100,000 and 45,000 Class A Common Shares, respectively, and sold these shares in the Public Offering.

  Redemption of Whitmire Preferred Stock

     Immediately prior to the completion of the Whitmire Merger, and as a condition to such completion, Whitmire redeemed all of its issued and outstanding Senior Preferred Stock and Series A Preferred Stock at the redemption price of $100 per share, plus cumulated and unpaid dividends, resulting in redemption payments to MD and CEA of $13,598,000 and $6,558,000, respectively. As described above, MD was dissolved shortly following the Whitmire Merger. Of the $13,598,000 in redemption payments to MD, $10,200,182 was for the benefit of Apollo and $3,398,248 was for the benefit of CEA.

  Whitmire Registration Rights Agreement

     In connection with the Whitmire Merger, the Company granted to Apollo, CEA, and Mr. Whitmire (collectively, the "Whitmire Stockholders") certain rights to require the Company to register under the Securities Act of 1933, as amended (the "Securities Act"), Class A Common Shares held by them (including Class A Common Shares issuable to CEA upon conversion of Class B Common Shares). These rights include "demand" and "piggyback" registration rights and are contained in the Registration Rights Agreement dated as of October 11, 1993, as amended (the "Registration Rights Agreement"), among the Company, the Whitmire Stockholders, and Robert D. Walter, Chairman of the Company. Under the Registration Rights Agreement, the Whitmire Stockholders are entitled to require the Company to file a registration statement under the Securities Act with the Securities and Exchange Commission covering the sale of their shares (a "Required Registration") up to seven times in the five-year period ending April 25, 1999, unless earlier terminated or extended as provided below. The Whitmire Stockholders may only request up to four Required Registrations during the three-year period ending April 25, 1997. The Company will pay all expenses incurred in connection with up to four Required Registrations, exclusive of the fees and expenses of counsel for selling Whitmire Stockholders. In addition, the selling Whitmire Stockholders will be responsible for any underwriters' discounts and commissions attributable to the sale of their shares.

     The Company is not required to effect the first Required Registration under the Registration Rights Agreement unless Whitmire Stockholders (together with certain permitted transferees) making the request hold at least 1,250,000 Common Shares, and the Company is not required to effect subsequent Required Registrations unless such persons hold (i) at least 937,500 Common Shares acquired in the Whitmire Merger, or (ii) Common Shares acquired in the Whitmire Merger with a fair market value of at least $25 million. The Whitmire Stockholders may not make a request for a Required Registration until 180 days have elapsed since the completion of a prior Required Registration. In addition, the Company has the right to delay for up to 90 days the filing of a registration statement with respect to a Required Registration if the Company's Board of Directors determines such action is in the best interests of the Company's shareholders, but the Company may not invoke a delay if at least 12 months have not elapsed from the end of any previous delay period. These delays and certain other events will extend on a day-for-day basis the five-and three-year periods referred to in the preceding and following paragraphs.

     The Registration Rights Agreement also provides that the Whitmire Stockholders have the right to include their Class A Common Shares in registration statements filed by the Company in connection with primary or secondary offerings for cash (with certain exceptions). These "piggyback" registration rights also terminate on April 25, 1999, unless earlier terminated or extended.

     The demand and piggyback registration rights granted to (i) CEA, its affiliates and successors (the "Chemical Holders"), and (ii) Apollo, its affiliates and successors (the "Apollo Holders"), terminate prior to April 25, 1999, if the Chemical Holders or the Apollo Holders, as the case may be, either
(i) shall beneficially own fewer than 312,500 Common Shares or (ii) shall acquire more than an additional 625,000 Common Shares without the Company's consent. The Registration Rights Agreement also limits the grant by the Company of additional registration rights.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Shares as of September 27, 1994, by:
(a) Company Directors; (b) each other person who is known by the Company to own beneficially more than 5% of the outstanding Class A Common Shares; (c) the Company's Chief Executive Officer and the other four most highly compensated executive officers named in the Summary Compensation Table; and (d) the Company's executive officers and Directors as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all Class A Common Shares set forth opposite their names. Chemical Equity Associates is the beneficial owner of all of the issued and outstanding Class B Common Shares.

                                                                NUMBER OF CLASS A     PERCENT
                                                                  COMMON SHARES         OF
                   NAME OF BENEFICIAL OWNER                     BENEFICIALLY OWNED     CLASS
- - --------------------------------------------------------------- ------------------    -------
Robert D. Walter (1)(2)(3).....................................      3,332,225          8.03%
FMR Corp. (4)..................................................      4,769,220         11.51
Firstar Corporation (5)........................................      2,147,863          5.18
Melburn G. Whitmire (3)(6).....................................        830,134          2.00
Apollo Investment Fund, L.P. (7)...............................        565,737          1.37
Michael E. Moritz (1)(8)(9)....................................        551,233          1.33
Chemical Equity Associates (10)................................        493,619          1.19
John C. Kane (3)...............................................         58,250             *
George R. Manser (9)...........................................         52,598             *
Robert L. Gerbig (9)...........................................         38,642             *
John B. McCoy (9)(11)..........................................         33,434             *
L. Jack Van Fossen (9).........................................         29,724             *
James L. Heskett (9)(12).......................................         18,521             *
John F. Havens (9).............................................         12,805             *
Jerry E. Robertson (9).........................................          8,056             *
John F. Finn (9)(13)...........................................          7,257             *
Michael S. Gross (9)(14).......................................          2,865             *
Mitchell J. Blutt, M.D. (9)(14)................................          2,865             *
James F. Millar (3)............................................         40,780             *
David Bearman (3)..............................................         40,296             *
All Executive Officers and Directors as a Group (15)(20
  Persons).....................................................      4,812,243         11.50%

- - ---------------

(1) Mr. Walter's address is 655 Metro Place South, Suite 925, Dublin, Ohio 43017. Mr. Walter, Edward D. Esping and members of his family (the "Espings"), and Mr. Moritz are parties to a Shareholders Agreement dated July 13, 1984, as amended (the "Shareholders Agreement"), pursuant to which they have agreed to act jointly in voting certain Class A Common Shares (the "Pooled Shares") owned by each of them in a manner determined desirable by the holders of a majority of the Pooled Shares. The Pooled Shares are owned as follows: Mr. Walter -- 2,525,146 shares; the Espings -- 173,505 shares; and Mr. Moritz -- 528,428 shares. Since Mr. Walter owns a majority of the Pooled Shares, he controls the voting of the Pooled Shares. The Pooled Shares are subject to a right of first refusal in favor of the owners of the remaining Pooled Shares. The terms of the Shareholders Agreement will continue through September 14, 1999, unless earlier terminated by, among other things, the decision by then-holders of a majority of the Pooled Shares, any event which results in Mr. Walter not owning a majority of the Pooled Shares, or the release from the Shareholders Agreement of more than 50% of the original Pooled Shares. Mr. Walter has sole investment power with respect to the 2,525,146 Pooled Shares he owns of record and, as a result of the Shareholders Agreement, he has shared voting power with respect to all the Pooled Shares (which include such 2,525,146 shares).

(2) Bank One Trust Company, N.A. is the trustee of separate trusts (the "Walter Trusts") for the benefit of each of Mr. Walter's three children. Each such trust owns 45,897 Class A Common Shares. Class A Common Shares listed as being beneficially owned by Mr. Walter exclude the 137,691 Class A


     Common Shares owned by the Walter Trusts, and Mr. Walter disclaims beneficial ownership of such Class A Common Shares.

(3) Class A Common Shares and the percent of class listed as being beneficially owned by the Company's named executive officers include outstanding options to purchase Class A Common Shares which are exercisable within 60 days of September 27, 1994, as follows: Mr. Walter -- 54,375 shares; Mr. Kane -- -0-shares; Mr. Whitmire -- 157,333 shares; Mr. Bearman -- 24,052 shares; and Mr. Millar -- 14,514 shares.

(4) Based on information obtained from a Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on or about October 6, 1994. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(5) Based on information obtained from a Schedule 13G filed by Firstar Corporation with the Securities and Exchange Commission on or about February 11, 1994. The address of Firstar Corporation is 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202.

(6) Includes 4,801 Class A Common Shares held by Mr. Whitmire and his wife as custodian for the benefit of their minor daughter.

(7) The address of Apollo Investment Fund, L.P. ("Apollo") is c/o Apollo Advisors, L.P., Two Manhattanville Road, Purchase, New York 10577. Apollo's managing general partner is Apollo Advisors, L.P., whose general partner is Apollo Capital Management, Inc. Michael S. Gross, who also serves as a Director of the Company, is a Vice President of Apollo Capital Management, Inc. Mr. Gross expressly disclaims beneficial ownership of such shares.

(8) Mr. Moritz has sole investment power with respect to all but 10,000 Class A Common Shares listed as being beneficially owned by him in the table above, which 10,000 shares are held by a family partnership of which Mr. Moritz and his spouse are general partners and over which he has shared investment and voting power. As a result of the Shareholders Agreement described in Note (1) above, Mr. Moritz has shared voting power with respect to the Pooled Shares owned by him.

(9) Class A Common Shares and the percent of class listed as being beneficially owned by the listed Company Directors (except for Messrs. Kane, Walter and Whitmire) include outstanding options to purchase Class A Common Shares which are exercisable under the Company's Directors' Stock Option Plan as follows: Dr. Robertson -- 8,056 shares; Messrs. Gross, Blutt, and Finn -- 2,865 shares each; and each other listed Director (except for Messrs., Kane, Walter and Whitmire) -- 10,120 shares.

(10) The address of Chemical Equity Associates ("CEA") is 270 Park Avenue (5th Floor), New York, New York 10017. Class A Common Shares and the percent of class listed as being beneficially owned by CEA include 203,191 Class A Common Shares issuable upon the conversion of the same number of Class B Common Shares, which conversion is possible only under the circumstances set forth in the Company's Articles. At September 27, 1994, CEA was the beneficial owner of all of the Company's 203,191 Class B Common Shares issued and outstanding. Mitchell J. Blutt, M.D., who serves as a Director of the Company and as an Executive Partner of Chemical Venture Partners, the sole general partner of CEA. Dr. Blutt expressly disclaims beneficial ownership of the Common Shares owned by CEA.

(11) Includes 2,827 Class A Common Shares which are held by Mr. McCoy in trust for the benefit of his children, but does not include Class A Common Shares owned by Banc One Corporation and its subsidiaries.

(12) Includes 686 Class A Common Shares held by Dr. Heskett in trust for the benefit of his children.

(13) Includes 2,625 Class A Common Shares held jointly by Mr. Finn and his wife, 306 Class A Common Shares held in his wife's individual retirement account, and 62 Class A Common Shares held for the benefit of each of Mr. Finn's two minor children.

(14) Does not include Common Shares beneficially owned by Apollo, in the case of Mr. Gross, or by CEA, in the case of Dr. Blutt (see Notes (7) and (10)). As a result of the Whitmire Merger, Apollo acquired the right to designate two nominees for election as Directors of the Company and will continue to have this right for so long as (A) Apollo, including any of its affiliates and any of its accounts under common management and control (the "Apollo Group"), and (B) any former shareholder of Whitmire

     (exclusive of Apollo Advisors, L.P. and any such shareholders who were current or former employees of Whitmire as of October 11, 1993, or any family members of such employees or trusts for their benefit ("Management Shareholders")) each continue to have a pecuniary interest in 1,250,000 or more Common Shares issued to such person in the Whitmire Merger (the "Threshold Amount"). Further, Apollo Advisors, L.P. has the right to designate one individual for so long as only one of the Apollo Group or any former shareholder of Whitmire (exclusive of Apollo Advisors, L.P. or Management Shareholders) shall continue to have a pecuniary interest in a number of Common Shares which equals or exceeds the Threshold Amount. In connection with the Whitmire Merger, Apollo designated Messrs. Gross and Blutt as nominees for Directors of the Company and they were elected by the Company's shareholders. In addition, until the Apollo Group no longer has a pecuniary interest in a number of Common Shares equal to or exceeding the Threshold Amount, the Company must include as a member of its Audit Committee one Director designated by the Apollo Group and, if Mr. Whitmire ceases to be a member of the Company's Executive Committee, one Director designated by the Apollo Group on the Company's Executive Committee. Effective September 26, 1994 upon completion of the Public Offering, neither the Apollo Group nor any other former shareholder of Whitmire had a pecuniary interest in the Class A Common Shares or the Class B Common Shares which equals or exceeds the Threshold Amount.

(15) Class A Common Shares and percent of class listed as being beneficially owned by all executive officers and Directors as a group include: (a) all Pooled Shares, including those Pooled Shares owned by the Espings; and (b) outstanding options to purchase Class A Common Shares which are exercisable within 60 days of September 27, 1994, but do not include any Class A Common Shares beneficially owned by Apollo, CEA or Banc One Corporation or its subsidiaries (including the 137,691 Class A Common Shares owned by the Walter Trusts).

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is administered by the compensation committee (the "Compensation Committee") of the Company's Board of Directors, which has responsibility for reviewing all aspects of the compensation program for the executive officers of the Company. The Compensation Committee is comprised of the four Directors listed at the end of this report, none of whom is a current or former employee of the Company and each of whom qualifies as a disinterested person for purposes of Rule 16b-3 under the Securities Exchange Act of 1934.

     The Compensation Committee's primary objective with respect to executive compensation is to establish programs which attract and retain key managers and align their compensation with the Company's overall business strategies, values, and performance. To this end, the Compensation Committee has established and the Board of Directors has endorsed an executive compensation philosophy which includes the following considerations:

          - A "pay-for-performance" orientation that differentiates compensation results based upon corporate, business unit, and individual performance;

          - An emphasis on stock incentives as a significant component of total compensation in order to more closely align the interests of Company executives with the long-term interests of shareholders;

          - An emphasis on total compensation vs. cash compensation, under which base salaries are generally set somewhat below competitive levels but which motivates and rewards Company executives with total compensation (including incentive programs) at or above competitive levels, if performance is superior;

          - Recognition that as an executive's level of responsibility increases, a greater portion of the total compensation opportunity should be based upon stock and other performance incentives and less on salary and employee benefits; and

          - An appropriate mix of short-term and long-term compensation which facilitates retention of talented executives and encourages Company stock ownership and capital accumulation.

     The primary components of the Company's executive compensation program are:
(a) base salaries; (b) annual cash incentive opportunities; (c) long-term incentive opportunities in the form of stock options and restricted shares; and
(d) participation in the Company's profit-sharing and retirement savings plan. Each primary component of pay is discussed below.

     Base Salaries. Base salaries for Company executives are generally subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility, and competitive, inflationary, and internal equity considerations. The Compensation Committee generally attempts to set base salaries of executive officers at a level which is below the "market" rate, as determined from information gathered by the Company from independent compensation consulting firms. With respect to the $484,000 base salary established for Mr. Walter in April 1994 (a 9% increase from his previous base salary determined in May 1993), the Compensation Committee took into account the factors described above for other executive officers as well as Mr. Walter's expanded responsibilities associated with the Company's rapid growth and the acquisition of Whitmire Distribution Corporation in February 1994.

     Annual Cash Incentives. Company executives are eligible to receive annual cash bonus awards to focus attention on achieving key goals. Target incentive amounts are established each year on an individualized basis, with targeted amounts varying as a percentage of base salary depending upon each executive's level of responsibility and function. Performance objectives are established for the Company and for each significant business unit within the Company at the beginning of each fiscal year, and are designed to provide competitive incentive pay only for superior performance. These objectives include specific targets for both earnings growth and corporate value creation. In addition, individual performance objectives are established for each executive which include both specific performance goals and other, more qualitative and developmental, criteria. Historically, actual payouts have fluctuated significantly above and below the targeted amounts for perform-ance in excess of or below business unit and personal objectives, subject to a cap of 160% of the targeted amount but with no floor.

     As of March 1, 1994, the Company changed its fiscal year end from March 31 to June 30 to correspond with the fiscal year end of Whitmire. As a result of this change, Company managers were eligible to receive cash bonus awards for both the twelve months ended March 31, 1994 (the "Annual Bonuses"), and the three months ended June 30, 1994 (the "Stub Period Bonuses"). In the future, Company managers will be eligible to receive annual cash bonus awards on a fiscal year basis, commencing with the fiscal year ending June 30, 1995. In conjunction with the fiscal year end change and effective for the Stub Period Bonuses, the Committee increased targeted incentive amounts as a percentage of base salaries for Company executives and, at the same time, eliminated the opportunity to exceed 100% of the targeted amount.

     Each of the Company's executive officers, other than Messrs. Whitmire, Clare and Close (who instead received bonuses for the twelve months ended June 30, 1994, consistent with Whitmire's established practices) was awarded both an Annual Bonus and a Stub Period Bonus. In determining Mr. Walter's Annual Bonus of $307,000 (75% of which was allocable to the Company's fiscal year ended June 30, 1994) and Stub Period Bonus of $103,455 (all of which was allocable to the Company's fiscal year ended June 30, 1994) the Compensation Committee took into account the Company's growth in fully diluted earnings per share compared to the Company's targeted earnings growth for each period, five acquisitions successfully completed, certain qualitative factors associated with the Company's financial performance (including an upgrade in the Company's financial ratings, the Company's development as a national vs. regional distributor, and the Company's superior performance relative to other industry participants), progress made in improving the Company's strategic positioning, and achievement of other individual performance objectives. Bonuses for the Company's other named executive officers were approved by the Committee based on similar corporate, business unit, and individual performance criteria.

     Long-Term Stock Incentives. The Company's Stock Incentive Plan (the "Stock Plan") is designed to align a significant portion of the executive compensation package with the long-term interests of the Company's shareholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. The Stock Plan was originally adopted and approved by shareholders in 1987, and provides for the grant of several types of equity-based awards, including both stock options and restricted shares.

     The Company makes annual grants of stock options to its management personnel, including its executive officers. This annual grant program is designed to provide Company managers, over a number of years, with multiple stock options, each granted with an exercise price equal to the market price for Company shares on the date of the grant. Individual option grants are determined by the Compensation Committee based on a manager's current performance, potential for future responsibility, and salary multiples designed to increase the portion of the total compensation opportunity represented by stock incentives as a manager's level of responsibility increases. The Compensation Committee places a relatively heavy emphasis on stock options as a percentage of total compensation, consistent with its philosophy that stock incentives more closely align the interests of Company managers with the long-term interests of shareholders.

     Grants of restricted shares are generally limited to the Company's executive officers and other senior management personnel to reward exceptional performance with a long-term benefit, to facilitate stock ownership, and to deter recruitment of key Company managers by competitors and others. Unlike the Company's stock option program, restricted share grants are not made on an annual or other regularly established basis. Recipients of restricted share grants are subject to restrictions on the disposition of the stock during a period determined by the Compensation Committee at the time of grant. Restricted stock awards are forfeited by their terms if the recipient terminates employment with the Company prior to the expiration of the restricted period.

     Consistent with the Company's philosophy of linking total compensation to stock performance for all of its executive officers, a significant portion of Mr. Walter's overall compensation package is comprised of stock incentives. In October 1993, the Compensation Committee granted Mr. Walter options to purchase 34,500 Common Shares with an exercise price of $34.60 per share as part of a special option grant made to Company executives in recognition of their expanded responsibilities associated with the Whitmire transaction. In April 1994, the Compensation Committee granted Mr. Walter options to purchase 39,463 Common Shares with an exercise price of $38.60 per share as part of the annual option grant normally made to Company executives. In making these grants, the Compensation Committee considered the target range established for the Company's most senior officers, the completion of the Whitmire and other acquisitions, the improvement in the Company's strategic positioning, and Mr. Walter's progress in accomplishing personal objectives. Mr. Walter's options vest on the third anniversary of the respective grant dates and are generally exercisable for a period of seven years following the vesting date. Mr. Walter also received restricted share grants of: (a) 6,250 shares in October 1993, and (b) 3,125 shares in May 1994, reflecting the Committee's intent to provide long-term rewards for superior performance. These awards will vest in 50% increments on each of the third and sixth anniversaries of the respective grant dates;

     Profit Sharing and Retirement Savings Plans. The Company's executive officers are eligible to participate in the Company's Profit Sharing and Retirement Savings Plan (the "Savings Plan"). Under the Savings Plan, participants may authorize pre-tax payroll deductions for addition to their plan accounts, and the Company provides a matching contribution equal to 75% of the employee contribution (but not more than 2.25% of credited compensation). The Company also makes a profit sharing contribution to the Savings Plan each plan year, the amount of which is determined at the discretion of the Company's Board of Directors based upon the recommendation of the Compensation Committee. In April 1994, the Committee also approved an incentive deferred compensation plan (the "Supplemental Plan") for senior executives. The Supplemental Plan is designed primarily to replace benefits lost by executives with compensation in excess of $150,000 due to recent tax law changes adversely impacting the level of Company contributions which would otherwise be made to the Savings Plan. The total Company contribution to the Savings Plan and Supplemental Plan accounts of Mr. Walter for the twelve months ended June 30, 1994 was $22,671 and was determined under the standard provisions of those plans.

     Impact of 1993 Tax Act Changes. The Budget Reconciliation Act of 1993 (the "Act") added a new Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"). That section prohibits a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1 million per year (the "Dollar Limitation"). A covered employee is any employee who appears in the Summary Compensation Table who is also employed by the Company on the last day of the Company's fiscal year. As a result of the amount of the Dollar Limitation, currently proposed exclusions of certain compensation under the Company's Stock Incentive Plan, and salary deferral elections by Mr. Walter, the Committee does not expect the deductibility of compensation paid in fiscal 1995 to be affected by the Act. However, the Committee may consider alternatives to its existing compensation programs in the future with respect to qualifying executive compensation for deductibility.

     Conclusion. As described above, the Company's executive compensation program provides a significant link between total compensation and the Company's performance and long-term stock price appreciation consistent with the compensation philosophies set forth above. This program has been established for a number of years, and has been a significant factor in the Company's growth and profitability and the resulting gains achieved by the Company's shareholders.

                                            John B. McCoy, Chairman
                                            John F. Finn
                                            John F. Havens
                                            James L. Heskett


     The following information is set forth with respect to the Company's Chief
Executive Officer and each of the Company's four other most highly compensated executive officers.

                         I. SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                            ANNUAL COMPENSATION
                                     ----------------------------------              AWARDS
                                                                OTHER       -------------------------       ALL
                                                                ANNUAL      RESTRICTED     SECURITIES      OTHER
                            FY-                                COMPEN-        STOCK        UNDERLYING     COMPEN-
        NAME AND           ENDED      SALARY       BONUS        SATION        AWARDS        OPTIONS        SATION
   PRINCIPAL POSITION       (1)        ($)          ($)         ($)(2)        ($)(3)          (#)          ($)(4)
- - -------------------------  -----     --------     --------     --------     ----------     ----------     --------
Robert D. Walter           1994      $463,458     $333,705        --        $  336,563       73,963       $153,306(5)
Chairman and Chief         1993       424,046      190,000     $102,967        -0-           17,250         23,544
Executive Officer          1992       387,808      256,000        --         1,140,000       16,250          --
John C. Kane (6)           1994       360,789      255,472        --           251,850       51,225         22,298
President and Chief        1993        13,269       -0-           --         1,470,000       68,750          --
Operating Officer
Melburn G. Whitmire (6)    1994       120,385      300,000        --           -0-           -0-           193,530(7)
Vice Chairman
David Bearman              1994       239,989      127,754        --            73,950       24,425         23,545
Executive Vice President   1993       223,170       87,000       20,381        -0-            5,000         58,178(8)
and Chief Financial        1992       213,308       99,000        --           -0-            4,813          --
  Officer
James F. Millar            1994       201,375      110,515      106,451         65,250       22,225         22,224
Executive Vice             1993       178,846       68,400        --           147,538        4,625         22,794
  President--              1992       165,847       62,000        --           122,648        4,250          --
Northern Group

- - ---------------

(1) On March 1, 1994, the Company changed its fiscal year end from March 31 to June 30. As such, the information presented for 1994 includes compensation earned, awarded or paid during the fiscal year ended June 30, 1994, and the information presented for prior fiscal years includes compensation earned, awarded or paid during those fiscal years ended March 31.

(2) Amounts shown represent reimbursements paid by the Company for taxes incurred by the executive.

(3) Aggregate restricted share holdings and values at June 30, 1994, for the named executive officers are as follows: (i) Mr. Walter -- 47,265 shares, $1,852,788; (ii) Mr. Kane -- 44,500 shares, $1,744,400; (iii) Mr. Whitmire
    -- 0 shares; (iv) Mr. Bearman -- 8,716 shares, $341,667; and (v) Mr. Millar -- 12,487 shares, $489,490. Dividends are paid on restricted shares at the same rate as all shares of record. The restrictions on all shares granted to the named executive officers in fiscal year 1994 lapse 50% on the third anniversary of the grant and 50% on the sixth anniversary of the grant. The restrictions on the shares granted to Mr. Walter on May 23, 1991 (fiscal year 1992) lapse(d) as follows -- 30% on December 23, 1992, 10% on each of the third through sixth anniversaries of the grant, and 30% on the seventh anniversary of the grant. The restrictions on the shares granted to Mr. Kane on February 17, 1993 (fiscal year 1993) lapse 20% on each of the third through seventh anniversaries of the grant; provided that if Mr. Kane's employment with the Company continues through the fifth anniversary of the grant and is thereafter terminated by the Company other than for cause, then the restrictions on the remaining unvested shares shall lapse as of such termination date. The restrictions on the shares granted to Mr. Millar on:
    (i) July 2, 1991 (fiscal year 1992) lapsed on April 30, 1994; and (ii) June 18, 1992 (fiscal year 1993) lapse on April 30, 1995.

(4) Amounts shown represent Company contributions to the executive's account under the Company's Profit Sharing and Retirement Savings Plan in the case of Messrs. Walter, Kane, Bearman and Millar; and contributions under the Whitmire Retirement Savings Plan in the case of Mr. Whitmire.

(5) Includes $130,635 for premiums paid by the Company on a split-dollar life insurance arrangement among the Company, Mr. Walter, and a trust for Mr. Walter's family. The Company will recover all such premiums paid by it, plus interest at the rate of 3% per annum, upon the earlier to occur of January 12, 2003, or the death of the survivor of Mr. Walter and his spouse.


(6) Mr. Kane joined the Company in February 1993. Mr. Whitmire joined the Company in February 1994 following the Whitmire Merger. Compensation included in the Summary Compensation Table for Mr. Whitmire excludes all compensation paid by Whitmire prior to the Whitmire Merger (including the Cardinal Exchange Options described in "Certain Relationships and Related Transactions-Transactions in Connection with the Whitmire Merger").

(7) Includes $10,000 for Company funded matching contributions and $85,000 for premiums paid by the Company on a split-dollar insurance arrangement between the Company and Mr. Whitmire under the Whitmire Selective Deferred Compensation Plan. The Company will recover all such premiums paid by it upon the death of Mr. Whitmire. Also includes $90,000 for previously accrued vacation time paid to Mr. Whitmire in connection with the Whitmire Merger.

(8) Includes $34,634 for expenses related to relocation.


                   II. OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                       --------------------------------------------------
                                     PERCENT OF
                       NUMBER OF       TOTAL                                      POTENTIAL REALIZABLE VALUE
                       SECURITIES     OPTIONS                                      AT ASSUMED ANNUAL RATES
                       UNDERLYING    GRANTED TO                                  OF STOCK PRICE APPRECIATION
                        OPTIONS      EMPLOYEES      EXERCISE                          FOR OPTION TERM(3)
                        GRANTED      IN FISCAL       PRICE       EXPIRATION   ----------------------------------
        NAME            (#)(1)        YEAR(2)        ($/SH)        DATE       0% ($)      5% ($)       10% ($)
- - ---------------------  ---------     ----------     --------     --------     ------     --------     ----------
Robert D. Walter         34,500(4)      4.74%        $34.60      10/13/03      $-0-      $750,712     $1,902,450
                         39,463(5)      5.42          38.60       4/08/04       -0-       957,977      2,427,703
John C. Kane             25,000(4)      3.43          34.60      10/13/03       -0-       543,994      1,378,587
                         26,225(5)      3.60          38.60       4/08/04       -0-       636,621      1,613,322
Melburn G. Whitmire         N/A          N/A            N/A           N/A       N/A           N/A            N/A
David Bearman            11,250(4)      1.55          34.60      10/13/03       -0-       244,797        620,364
                         13,175(5)      1.81          38.60       4/08/04       -0-       319,828        810,506
James F. Millar          10,000(4)      1.37          34.60      10/13/03       -0-       217,598        551,435
                         12,225(5)      1.68          38.60       4/08/04       -0-       296,766        752,063

- - ---------------

(1) All options granted during the fiscal year to the named executives were nonqualified stock options.

(2) Based on 728,058 options granted to all employees during the fiscal year ended June 30, 1994.

(3) These amounts are based on hypothetical appreciation rates of 0%, 5% and 10% and are not intended to forecast the actual future appreciation of the Company's stock price. No gain to optionees is possible without an actual increase in the price of the Company's shares, which increase benefits all of the Company's shareholders.

(4) Option is exercisable on and after October 13, 1996.

(5) Option is exercisable on and after April 8, 1997.



              III. AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                         VALUE OF
                                                                    NUMBER OF           UNEXERCISED
                                                                   UNEXERCISED         IN-THE-MONEY
                                                                     OPTIONS              OPTIONS
                                                                    AT FY-END            AT FY-END
                                                                       (#)                  ($)
                           SHARES ACQUIRED                        --------------     -----------------
                             ON EXERCISE       VALUE REALIZED      EXERCISABLE/        EXERCISABLE/
          NAME                   (#)                ($)           UNEXERCISABLE        UNEXERCISABLE
- - -------------------------  ---------------     --------------     --------------     -----------------
Robert D. Walter                  -0-              $  -0-         38,125/107,463     $960,278/$735,202
John C. Kane                      -0-                 -0-          -0-/119,975         -0-/1,395,735
Melburn G. Whitmire(1)            -0-                 -0-          532,333/-0-        19,986,259/-0-
David Bearman                     -0-                 -0-         19,239/34,238       503,125/221,406
James F. Millar                 1,788              65,262         10,264/31,100       260,355/199,985

- - ---------------

(1) Prior to the Whitmire Merger, Mr. Whitmire held options to purchase 51,002 shares of common stock, $0.01 par value, of Whitmire. In connection with the Whitmire Merger, these options were automatically converted into options to purchase 532,333 Class A Common Shares of the Company (as adjusted to reflect the Company's 5-for-4 stock split paid June 30, 1994). In connection with the Public Offering, Mr. Whitmire exercised options to purchase 375,000 Class A Common Shares and sold these shares in the Public Offering.

SHAREHOLDER PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return of Class A Common Shares with the cumulative total return of the Standard & Poor's Composite -- 500 Stock Index and an index based on a "line of business" peer group of companies. The graph assumes in each case an initial investment of $100 as of March 31, 1989 based on the market prices at: (a) the end of each fiscal year through and including March 31, 1993; and (b) June 30, 1994 (the last day of the Company's fiscal year ended 1994), with the peer group investment weighted on the basis of market capitalization at the beginning of each such fiscal year and assuming reinvestment of dividends.

      Measurement Period                                           Cardinal
    (Fiscal Year Covered)           S&P 500       Peer Group     Health, Inc.
1989                                    100.00          100.00          100.00
1990                                    119.27          119.18          140.09
1991                                    136.46          127.28          290.03
1992                                    151.53          123.23          314.78
1993                                    174.60          140.57          305.47
1994                                    177.22          204.42          504.94

- - ---------------

(1) On March 1, 1994, the Company changed its fiscal year end from March 31 to June 30. The information presented in the graph and table above for the years 1989 through 1993 is as of March 31, and the same information for the year 1994 is as of June 30, 1994.


     The companies in the peer group index are Bergen Brunswig Corporation, Bindley Western Industries, Inc., FoxMeyer Corporation, McKesson Corporation, and Owens & Minor, Inc.

EMPLOYMENT AGREEMENTS

     In connection with the Whitmire Merger, Messrs. Whitmire, Clare and Close each entered into an employment agreement with Whitmire, the performance of which was guaranteed by the Company. The employment agreements provide for an employment term of three years commencing February 7, 1994, and payment of a base salary of $275,000 for Mr. Whitmire, $98,400 for Mr. Clare and $180,000 for Mr. Close, such base salaries to be reviewed for possible increase at least annually. The agreements also provide for an annual bonus payable in accordance with the bonus plan in which other Company executive officers participate from time to time. The employment agreements provide that individual parties to the employment agreements will be entitled to participate in group health, life, disability insurance, retirement savings and other employee benefit plans which are substantially equivalent in the aggregate to either (i) Whitmire's group benefit plans in effect at the time of the Whitmire Merger or (ii) the group benefit plans maintained from time to time by the Company in which the other executives of the Company participate. In addition, the employment agreements contain noncompete covenants effective throughout the employment term, and for up to two additional one year periods following the employment term (the "Extension Period"). As consideration for his noncompete covenants, Mr. Whitmire will receive two consecutive annual payments of $600,000 each, with the first such payment to be paid on the 30th day after the earlier of the termination of Mr. Whitmire's employment or February 7, 1999. As consideration for their respective noncompete covenants following the termination of their employment with the Company, each of Messrs. Clare and Close may, if the noncompete covenants are triggered by the Company during the Extension Period, at its election, continue to receive during the Extension Period base salary, 50% of their bonus target, and participation in certain group benefit plans.

COMPENSATION OF DIRECTORS

     The Company's non-employee Directors are paid $2,000 per quarter plus $1,000 for each Board meeting attended. Non-employee Directors are also entitled to receive $600 for each Committee meeting attended. Employee Directors do not receive compensation in their capacity as a Director.

     Pursuant to the Company's Directors' Stock Option Plan, as amended (the "Directors' Option Plan"), options to purchase that number of Class A Common Shares having a fair market value of $50,000 on the date of grant are automatically granted on an annual basis to each non-employee Director who has served as such for three consecutive annual meetings. The exercise price of these options is the fair market value of the Class A Common Shares on the date of grant. In addition, options to purchase that number of Class A Common Shares having a fair market value of $100,000 on the date of grant are automatically made to each non-employee Director subsequently added to the Board. The exercise price of these options is the fair market value of Class A Common Shares on the date of grant. All grants under the Directors' Option Plan vest immediately, are exercisable for ten years from the date of grant, and are subject to adjustment for subsequent stock dividends, splits, and other changes in the Company's capital structure. If a Director ceases to serve as such, then options previously granted under the Directors' Option Plan lapse unless exercised within six months (twelve months in the case of a Director's death). Options granted under the Directors' Option Plan are treated as "nonqualified options" under the Code.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John F. Finn, John F. Havens, James L. Heskett and John B. McCoy are the members of the Company's Compensation Committee. Mr. McCoy is Chairman and Chief Executive Officer of Banc One Corporation ("Banc One"). Robert D. Walter, Chairman and Chief Executive Officer of the Company, is a director of Banc One.

     Banc One is the parent corporation of Bank One, Columbus, N.A. ("Bank One, Columbus"), a bank with which the Company conducts business. As of June 30, 1994, the Company had lines of credit totaling $46 million with Bank One, Columbus, of which $4 million was drawn upon at June 30, 1994. Banc One is also the parent corporation of Bank One, Indianapolis, N.A. ("Bank One, Indianapolis"), which serves as the transfer agent for the Company's Class A Common Shares and as Trustee under the Indentures pertaining to the Company's 8% Notes due 1997 and its 6 1/2% Notes due 2004.

                             SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal at the Company's 1995 Annual Meeting of Shareholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than June 15, 1995. The

Company will not be required to include in its proxy statement a form of proxy or shareholder proposal which is received after that date or which otherwise fails to meet the requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.

                       SELECTION OF INDEPENDENT AUDITORS

     On August 17, 1994, the Company's Board of Directors selected Deloitte & Touche to serve as the independent auditors for the Company and its subsidiaries for the fiscal year ending June 30, 1995. The selection of Deloitte & Touche as the auditors for the Company was recommended to the Company's Board of Directors by the Audit Committee of the Board. Representatives of Deloitte & Touche are expected to be present at the meeting, with the opportunity to make a statement about the Company's financial condition, if they desire to do so, and to respond to appropriate questions.

                                 OTHER MATTERS

     The solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph, or personally. Proxies may be solicited by Directors, officers, and employees of the Company without additional compensation.

     If the enclosed proxy is executed and returned, the shares represented thereby will be voted in accordance with any specifications made by the shareholder. In the absence of any such specification with respect to the election of Directors, they will be voted to elect four Directors as set forth under "Election of Directors" above. Although management does not presently anticipate cumulating votes pursuant to proxies it obtains as a result of this solicitation, it reserves the right to cumulate such votes and vote for less than all of the Director nominees named herein. Under Ohio law and the Company's Articles of Incorporation, broker non-votes and abstaining votes will not be counted in favor of or against election of any nominee.

     The presence of any shareholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time insofar as it has not been exercised by giving written notice to the Company or in open meeting.

     If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters which will be presented for action at the meeting.

     By Order of the Board of Directors.

                                            GEORGE H. BENNETT, JR., Secretary

October 14, 1994

CARDINAL HEALTH, INC.                                                                           PROXY
655 Metro Place South, Suite 925
Dublin, Ohio 43017                        This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert D. Walter and George H. Bennett, Jr., and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein, all the common shares, without par value, of Cardinal
Health, Inc. held of record by the undersigned on September 26, 1994, at the annual meeting of shareholders to be held on November
8, 1994, or any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.

1.  /  / WITH or /  / WITHOUT authority to vote (except as marked to the contrary below) for the election of each of the nominees listed below:

                John F. Finn, John F. Havens, L. Jack Van Fossen, Robert D. Walter

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

- - --------------------------------------------------------------------------------------------------------------------------------
2.  In their discretion, to vote upon such other business as may properly come before the meeting.






THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE VOTED TO ELECT THE NOMINEES DESCRIBED IN ITEM 1 ABOVE AND WITH DISCRETIONARY AUTHORITY ON ALL MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

Receipt of Notice of Annual Meeting of Shareholders and the related Proxy Statement is hereby acknowledged.

                                Dated                            , 1994
                                      ---------------------------

                                ---------------------------------------

                                ---------------------------------------

                                ---------------------------------------
                                     Signature(s) of Shareholder(s)


                                Please sign as your name appears hereon.
                                If shares are held jointly, all holders
                                must sign. When signing as attorney,
                                executor, administrator, trustee or
                                guardian, please give your full title.
                                If a corporation, please sign in full
                                corporate name by president or other
                                authorized officer. If a partnership,
                                please sign in partnership name by
                                authorized person, indicating where
                                proper, official position or
                                representative capacity.

CARDINAL HEALTH, INC.                                                                           PROXY
655 Metro Place South, Suite 925
Dublin, Ohio 43017                        This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert D. Walter and George H. Bennett, Jr., and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein, all the Class B common shares, without par value, of
Cardinal Health, Inc. held of record by the undersigned on September 26, 1994, at the annual meeting of shareholders to be held on
November 8, 1994, or any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.

1.  /  / WITH or /  / WITHOUT authority to vote (except as marked to the contrary below) for the election of each of the nominees listed below:

                John F. Finn, John F. Havens, L. Jack Van Fossen, Robert D. Walter

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

- - --------------------------------------------------------------------------------------------------------------------------------
2.  In their discretion, to vote upon such other business as may properly come before the meeting.






THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE VOTED TO ELECT THE NOMINEES DESCRIBED IN ITEM 1 ABOVE AND WITH DISCRETIONARY AUTHORITY ON ALL MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

Receipt of Notice of Annual Meeting of Shareholders and the related Proxy Statement is hereby acknowledged.

                                Dated                            , 1994
                                      ---------------------------

                                ---------------------------------------

                                ---------------------------------------

                                ---------------------------------------
                                     Signature(s) of Shareholder(s)


                                Please sign as your name appears hereon.
                                If shares are held jointly, all holders
                                must sign. When signing as attorney,
                                executor, administrator, trustee or
                                guardian, please give your full title.
                                If a corporation, please sign in full
                                corporate name by president or other
                                authorized officer. If a partnership,
                                please sign in partnership name by
                                authorized person, indicating where
                                proper, official position or
                                representative capacity.